Exhibit 99.1

The following disclosure appeared in the preliminary prospectus supplement filed by the Company on March 21, 2016:

Recent Developments

First Quarter 2016 Financial Results Estimate

We have provided below estimated ranges of certain financial metrics regarding the results of our quarterly period ending March 31, 2016. The quarterly financial estimates for the three months ending March 31, 2016 are based on our preliminary information and forecasts for such period. The estimate is preliminary and is derived from financial reports which management believes are reasonable and as such is subject to change in connection with the completion of the quarter and such changes could be material.

	Three Months Ended
	March 31,		December 31,
(in millions)	2016 (preliminary estimate - unaudited)	2015	2015
Net sales	$840 - 900	$1,018	$897
Adjusted EBITDA, excluding inventory revaluation(1)	125 - 135	151	133

(1)                  See “—Summary Historical Financial and Operating Data” for additional information regarding Adjusted EBITDA excluding inventory revaluation and a description of the limitations of this financial measure.

We estimate first quarter 2016 net sales of $840 million to $900 million. The midpoint of this range represents a 14.5% decrease from the first quarter of 2015.  The midpoint of this range represents a 3.0% decrease from the fourth quarter of 2015.

We estimate first quarter 2016 Adjusted EBITDA excluding inventory revaluation of $125 million to $135 million.  The midpoint of the range is $21 million lower than the first quarter of 2015.  The midpoint of our Adjusted EBITDA excluding inventory revaluation range represented a decrease of approximately $3 million compared to the fourth quarter of 2015.

Our data for the fiscal quarter ending March 31, 2016 presented above are preliminary, based upon our estimates and subject to completion of the fiscal quarter and completion of our financial closing procedures. All of the data presented above have been prepared by and are the responsibility of management. This summary is not a comprehensive statement of our performance for the period and our actual results may differ materially from these estimates as a result of the financial results during the remainder of the quarter, which remain subject to external factors outside of our control, completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for this period are finalized.

We have provided ranges for the expectations described above because our fiscal quarter is not yet complete and remains subject to our financial closing procedures once complete and we expect to receive further updated information before finalizing our financial results for the fiscal quarter.

All of the data presented above has been prepared by and is the responsibility of management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

The information presented by the Company includes “forward-looking statements.” All statements, other than statements of historical facts, included in these Recent Developments that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Descriptions of our anticipated results from our first quarter of 2016 are also forward-looking statements. These forward-looking statements are based on current information available and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. These statements include but are not limited to forward-looking statements about the preliminary estimates of financial results for the first quarter of 2016 described above. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available in the future.